UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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AMBIENT WATER CORPORATION

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AMBIENT WATER CORPORATION

7721 East Trent Avenue

Spokane Valley, WA 99212

(509) 474-9451

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDER

General Information

This information is being provided to the shareholders of Ambient Water Corporation (the "Company"), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock authorizing the following:

•

file an amendment with the Nevada Secretary of State to our Articles of Incorporation authorizing an increase of our authorized common stock from 500,000,000 common shares, par value $0.001 to 2,000,000,000 common shares, par value $0.0001 and increasing our authorized preferred stock from 100,000,000 preferred shares, par value $0.001 per share to 400,000,000 preferred shares, par value $0.0001 per share;

The shareholders holding shares representing 50.7% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved these actions on January 15, 2016 recommended that the Articles of Incorporation be amended in order to effectuate the change in capital.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on January 19, 2016,(the "Record Date").

The date on which this Information Statement will be first sent to the shareholders is on, or about February 12, 2016.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 196,933,903 shares of Common Stock issued and outstanding and there were 72,800,920 Preferred Series “A” shares outstanding, for a total of 269,734,823 capital shares.  The Common Stock and Preferred Series “A” Stock constitute the outstanding class of voting securities of the Company.   Each share of Common and Series “A” Preferred Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Purpose and Effect of the Increase in Company Authorized Capital

The Company's Board of Directors is taking this action to increase its authorized common stock capital because the common stock reserve requirements under the Company’s various convertible loan agreements require that unissued authorized common stock capital be reserved for possible future conversion.  Recently, our common shares have traded at lower prices, which correspondingly requires the Company to reserve more common shares.  The Company needs to increase its common stock capital in order to avoid breaching the reserve requirements.  In connection with this increase in common stock capital, the Company is also increasing its authorized preferred stock capital for future financing opportunities, as they might arise in the future.

Security Ownership of Certain Owners and Management

Beneficial ownership is shown as of January 19, 2016, for shares held by (i) each person or entity known to us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock based solely upon a review of filings made with the Commission and our knowledge of the issuances by us, (ii) each of our directors, (iii) each person filing a written consent to the adoption of the actions described herein, (iv) our Chief Executive Officer and our three other most highly compensated officers whose compensation exceeded $100,000 during the fiscal year ended December 31, 2015, or the Named Executive Officers, and (v) all of our current directors and executive officers as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at 7721 East Trent Ave., Spokane Valley, WA 99212.

Security Ownership – Certain Beneficial Owners

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 269,734,823 capital shares comprised of 196,933,903 common shares and 72,800,920 Series “A” Preferred shares outstanding as of January 19, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to conversion of warrants and options held by that person that are currently exercisable or exercisable within 60 days of January 19, 2016. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(a)   Name of Beneficial Owner of Certain Beneficial Owners

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of Class(9)
Common	Keith White	27,732,025 (3)	14.05%
Common	Robb Perkinson	23,185,903 (4)	11.77%
Common	Jeff Stockdale	17,951,525 (5)	8.60%
Common	Michael T. Wende	8,791,249 (6)	4.46%
Total		77,660,702	38.88%

(1)

Address is 7721 East Trent Ave., Spokane Valley, WA 99212

(2)

Ownership is direct unless stated otherwise in a footnote.

(3)

Includes 12,368,712 shares owned by 0967761 BC, Ltd.  Keith White has voting and dispositive control over the 0967761 BC Ltd. shares. Also includes 421,875 common shares underlying vested exercisable $0.11 common stock options.

(4)

Includes 10,245,500 shares owned by XLR8 Marketing, Inc.  Robb Perkinson has voting and dispositive authority over the XLR8 Marketing, Inc. shares.

(5)

Includes 6,192,500 common shares and 11,337,150 common shares underlying vested exercisable $0.18 common stock options and 421,875 common shares underlying vested exercisable $0.11 common stock options.

(6)

Includes 675,500 common shares held in the name of Michael T. and Joanne B. Wende.

(7)

Pursuant to Rule 13d-3(d)(1)(i)  the percentage calculations use different totals of outstanding securities for the purpose of determining ownership.  Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(b)   Beneficial Ownership of Management

Table 1.  Common Stock

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of Class(6)
Common	Keith White	27,732,025 (3)	14.05%
Common	Jeff Stockdale	17,951,525 (4)	8.60%
Common	Michael T. Wende	8,791,249 (5)	4.46%
Total		54,474,799	27.11%

(1)

Address is 7721 East Trent Ave., Spokane Valley, WA 99212

(2)

Ownership is direct unless stated otherwise in a footnote.

(3)

Includes 12,368,712 shares owned by 0967761 BC, Ltd.  Keith White has voting and dispositive control over the 0967761 BC Ltd. shares. Also includes 421,875 common shares underlying vested exercisable $0.11 common stock options.

(4)

Includes 6,192,500 common shares and 11,337,150 common shares underlying vested exercisable $0.18 common stock options and 421,875 common shares underlying vested exercisable $0.11 common stock options.

(5)

Includes 675,500 common shares held in the name of Michael T. and Joanne B. Wende.

(6)

Pursuant to Rule 13d-3(d)(1)(i)  the percentage calculations use different totals of outstanding securities for the purpose of determining ownership.  Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

Table 2.  Preferred Stock

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of Class
Series “A” Preferred	0967761 BC, Ltd. (3)	30,531,915	41.93%
Series “A” Preferred	Jeff Stockdale	42,269,005	58.07%
Total			100%

(1)  Address is 7721 East Trent Ave., Spokane Valley, WA 99212

(2)   Ownership is direct unless stated otherwise in a footnote.

(3)   Keith White has voting and dispositive control over the 0967761 BC Ltd. shares.

Management and Shareholders Voting “For” the Corporate Actions

The percentage of votes “For” is based on 269,734,823 voting shares.

Table 4.

Name	Common Shares	Series “A” Preferred shares	Total Votes	Percentage
Keith White	14,941,438	-0-	14,941,438	5.54%
0967761 BC, Ltd. (1)	12,368,712	30,531,915	42,900,627	15.90%
Jeff Stockdale	6,192,500	42,269,005	48,461,505	17.97%
Mike Wende	8,791,249	-0-	8,791,249	3.26%
Robb Perkinson	12,940,903	-0-	12,940,903	4.80%
XLR 8 Marketing, Inc. (2)	10,245,000	-0-	10,245,000	3.80%
Total	65,479,802	72,800,920	138,280,722	51.27%

(1)

Keith White has voting and dispositive control over the 0967761 BC Ltd. shares.

 (2)

Robb Perkinson has voting and dispositive authority over the XLR8 Marketing, Inc. shares.

Directors, Executive Officers, Promoters and Corporate Governance

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and officers, as of December 31, 2015, are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of the Board of Directors.

Name	Age	Position(s)	Term of Officers (Directors)

Keith White	55	Chief Executive Officer	07/10/12 - Present
		Chief Technology Officer, Director
		Chief Financial Officer	03/21/14 - Present

Jeff Stockdale	54	President, Chief Operating Officer, Director	07/10/12 - Present

Michael Wende	58	Director	12/30/13 - Present
		Secretary	03/21/14 - Present

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

Business Experience of Directors and Executive Officers

Keith White is the Chief Executive and Technology Officer and a member of the Board of Directors of the Company. He is a co-founder of AWG International, Inc. which was formed in March 2010.

During the past 13 years, Mr. White has designed and developed a number of air-to-water appliances and has gained extensive expertise in the technology. Additionally, Mr. White’s efforts have resulted in a number of patents and patent applications for air-to-water devices. Mr. White has worked with a number of different manufacturers and suppliers to develop and deliver cost effective and reliable designs for atmospheric water generators ranging from personal/residential use equipment to commercial equipment.

From January, 2008 to November 2009, Mr. White was a Project Manager for Ocean Park Mechanical, Ltd. From August 2006 to February 2008, Mr. White constructed a private residence. We believe that Mr. White's specific experience, skills and attributes in the air-to-water machine development and related business development qualifies him to lead the company as a member of our board of directors.

Jeff Stockdale is the President, Chief Operating Officer and a member of the Board of Directors. Mr. Stockdale holds a Bachelor of Science Degree in Electrical Engineering from Washington State University.

From March 2008 to April 2012, Mr. Stockdale was the Vice President of Hardware Systems for Isilon Systems of Seattle, a leading supplier of Network Attached Storage Devices, now a subsidiary of EMC Corporation of Hopkinton, MA. During his tenure at Isilon, Mr. Stockdale served as Vice-President of Hardware Systems. He was responsible for development and delivery of all hardware platforms for Isilon including firmware and manufacturing related test tools. He was responsible for all hardware related efforts at Isilon, a leader in scale-out Network Attached Storage solutions. Hardware included platform design, delivery, and support including chassis design, electrical design, manufacturing test environment, diagnostics and utilities. His team designed and delivered world-class storage platforms that lead the industry in performance and scalability.  Isilon was acquired by EMC for $2.25 billion in 2011.

From August 2006 to March 2008, Mr. Stockdale was General Manager for Lockdown Networks of Seattle, Washington, a startup company in the Network Security sector, serving as General Manager of Platforms and also had responsibility for manufacturing operations. He was responsible for all aspects of the hardware platforms that Lockdown delivered including specifications, vendor selection, customization, branding implementation, regulatory compliance, cost/margin tracking and improvement, manufacturing test, manufacturing, and fulfillment. He was also responsible for inventory management driven by sales forecast, minimizing inventory on hand, maximizing inventory turns and ensuring reliable product delivery within 24 hours of Sales Order receipt. We believe that Mr. Stockdale's business and engineering experience and management attributes and skills qualifies him to be a member of our Board of Directors.

Michael Wende received his B.S. in Electrical Engineering from the University of Texas and a M.S in Electrical Engineering from the University of Idaho. From September 2013 to the present, Mr. Wende has been with Itron, Inc.  He is currently an R& D manager for smart meter reading systems. From February 2011 through May 2013, he was the Engineering Project Manager for Flyback Energy, Inc., responsible for Flyback's first production product. From November 1999 through July 2010, he acted as an Engineering Product Manager, Lead Marketing Engineer and R&D Engineering Manager and strategic marketing leader on cellular equipment for Agilent Technologies, Inc. We believe that Mr. Wende's extensive leadership, managerial experience, attributes and skills during his engineering career qualify him to be a member of the Company's Board of Directors.

(a) Significant Employees

Other than our officers, there are no employees who are expected to make a significant contribution to our corporation.

(b) Family Relationships

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Shareholder Communications

Company shareholders who wish to communicate with the Board of Directors or an individual director may write to Ambient Water Corporation's offices located at 7721 East Trent Ave., Spokane Valley, WA 99212. Your letter should indicate that you are a shareholder and whether you own your shares in street name. Letters received will be retained until the next Board meeting when they will be available to the addressed director. Such communications may receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment. There is no assurance that all communications will receive a response.

Reports to Shareholders

We intend to voluntarily send annual reports to our shareholders, which will include audited financial statements. We are a reporting company, and file reports with the Securities and Exchange Commission (SEC), including this Form 14C as well as other reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St., NE., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically and the SEC maintains an Internet site that contains reports, proxy and information statements and other information filed by the company with the SEC electronically. The address of that site is http://www.sec.gov.

Conflict of Interest Policy

Our policy was established to guard against any potential conflicts of interest. As the Company grows it will be the job of the audit committee to decide if additional controls need to be put in place.

Code of Ethics

On April 20, 2012, the Board of Directors adopted a Code of Ethical Conduct. The Code of Ethical Conduct was filed as Exhibit 14 to Form 10-K on May 10, 2012.

Meetings and Committees of the Board of Directors

We presently have no formal independent Board committees. Until further determination, the full Board of Directors will undertake the duties of the audit committee, compensation committee and nominating and governance committee. The members of the Board of Directors performing these functions as of January 19, 2016 are Keith White, Jeff Stockdale, and Michael Wende .

Compensation Committee

The Board of Directors, in its Compensation Committee role, will be responsible for recommendations to the Board of Directors respecting the compensation of our named executive officers.

Audit Committee

The Board of Directors, in its Audit Committee role, will be responsible for selecting the Company’s independent auditors, approve the scope of audit and related fees, and review financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committees function will include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations. The audit committee has reviewed and discussed the attached audited financial statements with management. The audit committee has received written disclosures from the independent accountant required by

Independence Standard Board Standard No. 1, as amended, as adopted by the PCAOB in Rule 3600T and has discussed the independence of the company’s certifying accountant. Based on this review and discussion, the Board of Directors, in its audit committee role, recommended that the audited financial statements be included in this Annual Report.

Nomination and Governance Committee

The Board of Directors, in its Nomination and Governance Committee role, will be responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for Director; Board member performance and composition; function, composition and performance of Board committees; succession planning; Director and Officer liability insurance coverage; and Director’s responsibilities.

Certain Provisions of the Company’s Articles of Incorporation and Nevada Law Relating to Indemnification of Directors and Officers

Nevada Law provides that each existing or former director and officer of a corporation may be indemnified in certain instances against certain liabilities which he or she may incur, inclusive of fees, costs and other expenses incurred in connection with such defense, by virtue of his or her relationship with the corporation or with another entity to the extent that such latter relationship shall have been undertaken at the request of the corporation; and may have advanced such expenses incurred in defending against such liabilities upon undertaking to repay the same in the event an ultimate determination is made denying entitlement to indemnification. The Company's bylaws incorporate the statutory form of indemnification by specific reference.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of the date of this Report, the Company is in the process of reviewing all transactions that may cause initial reports of ownership or changes in ownership to be filed on Form 3 (Initial Statement of Beneficial Ownership), Form 4 (Changes in Beneficial Ownership) and Form 5 (Annual Statement of Changes in Beneficial Ownership) which is required to be filed under applicable rules of the Commission. On October 23, 2014 a delinquent Form 4 was filed by 0967761 BC, Ltd. for the sale of 320,000 shares sold on June 5, 2015.

EXECUTIVE COMPENSATION

On January 1, 2014, the Board of Directors authorized the payment of salaries to named executive officers. Their base compensation is $175,000 annually.  On January 14, 2016, the Board of Directors voted a reduction in annual executive compensation to $120,000 effective January 1, 2016.  The Board of Directors has authorized executive management to establish an incentive compensation plan for 2014 based on individual, team and Company goals and intends to provide additional base compensation up to $250,000 in the future to the named executive officers.

Name							Nonqualified
And						Non-Equity	Deferred	All
Principal				Stock (2)	Option	Incentive Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards (1)	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)

Keith White, CEO, CTO	2015	175,000	-0-	130,412	20,625	-0-	-0-	-0-	326,037
	2014	175,000	-0-	-0-	20,625	-0-	-0-	-0-	195,625

Jeff Stockdale, COO, Pres.	2015	175,000	-0-	130,412	607,399	-0-	-0-	-0-	912,811
	2014	175,000	-0-	-0-	607,399	-0-	-0-	-0-	782,399
Jeff Mitchell, CFO, Sec.(3)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	131,250	-0-	100,575	688,851	-0-	-0-	12,022	932,698

(1)

This amount represents the prorated allocation of the non-cash expense associated with the valuation of the issuance of stock options using the Black Scholes model.  The Company will recognize the expense of issuing these options using the straight-line method over the 4-year term vesting term of the options.  The corresponding amount will be allocated to the recipients over the same 4-year term.

(2)

The Company authorized common stock grants of 3,352,500 common shares each to Keith White, Jeff Stockdale and Jeff Mitchell on December 30, 2013.  On March 26, 2014, the Company issued 3,352,500 common shares to Jeff Mitchell at $0.03 per share.  The common stock grants to Keith White and Jeff Stockdale were issued on January 5, 2015.

(3)

On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary and the Company entered into a separation agreement whereby Mr. Mitchell resigned his executive officer positions. On March 21, 2014, the Board of Directors approved a separation agreement with Jeff Mitchell. The separation agreement provides for the payment of $43,750 of unpaid executive compensation, and a termination fee of $87,500, payment of health insurance premiums and reimbursement of cell phone expenses. See the Form 8K filed on March 21, 2014 for additional information. On March 21, 2014, the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.  The above table Includes $12,022 in other compensation for Jeff Mitchell during 2014.  This amount is medical insurance, dental insurance, vision insurance and cellular phone reimbursement paid by the Company while Jeff Mitchell served on the Board of Directors during 2014.   On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

(4)

As of December 31, 2015, accrued and unpaid executive compensation totals $370,000.

(5)

During 2015, the Company paid no life insurance premiums for named executive officers.

Compensatory Arrangements of Certain Officers

On December 30, 2013, the Board of Directors authorized the payment of accrued and unpaid executive compensation with common stock to its named executive officers. Additionally, to the extent that the Company does not have sufficient cash to pay executive compensation in the future, the Company is authorized to pay executive compensation in the form of common stock.

As of January 23, 2016, most of the accrued and unpaid executive compensation has been paid in the form of Series "A" Preferred stock; $60,000 remains accrued and unpaid.  The Company is authorized to offer and issue common stock to the executive officers, at each employee’s option, in lieu of cash compensation.  The share price will be established by averaging the closing price of the stock, as quoted Over-the-Counter, for the five trading days prior to issuance.

Stock Grants to Named Executive Officers

The Company awarded common stock as bonus executive compensation to Keith White, Jeff Stockdale, and Jeff Mitchell, named executive officers.  Mitchell was awarded his grant during 2014 and Stockdale and White were awarded theirs in January 2015.  Each received 3,352,500 common shares.

The common stock grants were as follows:

Keith White: 3,352,500 common shares

Jeff Stockdale: 3,352,500 common shares

Jeff Mitchell: 3,352,500 common shares

Discussion, Analysis and Overview of Compensation Program

Compensation Philosophy: Our general compensation philosophy will be designed to link an employee’s total cash compensation with our performance, the employee’s department goals and individual performance. Given our limited operations and limited capital resources, we are subject to various financial restraints in our compensation practices. As an employee’s level of responsibility increases, there will be a more significant level of variability and compensation at risk. By linking incentive compensation to the performance of the Company, we believe that it will create an environment in which our employees will be stakeholders in our success and, thus, benefit all shareholders. As the Company moves from a development stage company to a revenue generating company we plan to bring on employees and develop written employee compensation guidelines.

Executive Compensation Philosophy: Our executive compensation philosophy will be designed to establish an appropriate relationship between executive pay and our annual performance, our long-term growth objectives, individual performance of the executive officer and our ability to attract and retain qualified executive officers. We will attempt to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and stock awards through some form of long term incentive plan. We believe that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations and stock awards will provide long-term incentives.

In making compensation decisions, the board of directors, in its compensation committee role, will compare each element of total compensation against companies referred to as a “compensation peer group.” The compensation peer group will be a group of companies that the compensation committee will select from readily available information about small companies engaged in similar businesses and with similar resources. As the Company moves from a development stage company to a revenue generating company we plan to bring develop written executive compensation guidelines.

Outstanding Equity Awards at Fiscal Year End

This table includes outstanding equity awards to Named Executive Officers on an award-by-award basis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Jeff Stockdale (1)	11,165,075	2,576,925	0	0.18	07/09/2022	0	0	0	0
Jeff Mitchell (2)	-0-	-0-	0	0.18	10/6/2015	0	0	0	0
Keith White (3)	421,875	328,125	0-	0.11	07/21/2023	0	0	0	0
Jeff Stockdale (3)	421,875	328,125	0	0.11	07/21/2023	0	0	0	0
Jeff Mitchell(4)	0	0	0	0.11	10/0162015	0	0	0	0

(1)  Original award totaled 13,742,000. These common stock options vested at 25% on July 10, 2013 and will vest quarterly thereafter at 6.25% or 858,875 option shares quarterly. Vesting quarters are October 10, January 10, April 10 and July 10.

(2)  Original award totaled 14,947,000. Common stock options vest at 25% on July 10, 2013 and will vest quarterly thereafter at the rate of 6.25% or 934,188 option shares quarterly. Vesting quarters are October 10, January 10, April 10 and July 10.  All vested options expired on 10/06/15. On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

(3)  Original award totaled 2,250,000. Common stock options vest at 25% on July 22, 2014 and will vest quarterly thereafter at the rate of 6.25% or 140,625 option shares quarterly. Vesting quarters are October 22, January 22, April 22 and July 22.

(4)  On March 21, 2014, Jeff Mitchell, Chief Financial Officer and Secretary resigned his executive officer positions.  On March 21, 2014 the Board of Directors nominated and appointed Jeff Mitchell to fill a vacancy on the Board of Directors.  Jeff Mitchell had 2,858,438 common stock options vest during the period March 22, 2014 through December 31, 2014, while serving on the Board of Directors. On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

Grants of Plan-Based Awards

On July 10, 2012, the board of directors authorized the issuance of 13,742,000 common stock options to Jeff Stockdale, the Company's President and Chief Operating Officer, and 14,947,000 common stock options to Jeff Mitchell, at that time the Company's Chief Financial Officer and Secretary. These common stock options have an exercise price of $0.18.  On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

On May 1, 2013, the board of directors authorized the issuance of 1,500,000 common stock options to Gordon Myers, the Company’s Director of Global Sales and Marketing.  These common stock options have an exercise price of $0.17. The Myers options vest at 25% on May 1, 2014, thereafter, the remainder vests at 6.25% per quarter.  The exercise term is 10 years.  These common stock options expired on August 1, 2014.

On July 22, 2013, the board of directors authorized the issuance of 750,000 common stock options to Keith White, the Company’s Chief Executive Officer and Chief Technology Officer, Jeff Stockdale, the Company's President and Chief Operating Officer, and Jeff Mitchell, at that time the Company's Chief Financial Officer and Secretary, collectively 2,250,000 common stock options. These common stock options have an exercise price of $0.11. On July 22, 2014, twenty-five percent (25%) of the options vest.  Thereafter, the options vest at six and a quarter percent (6.25%) each quarter. The common stock options have a ten (10) year exercise term.  On July 6, 2015, Jeff Mitchell tendered his resignation as a member of the Board of Directors effective June 30, 2015. Stock options for Jeff Mitchell vested through June 30, 2015.  All of Mr. Mitchell's unexercised stock options expired on October 6, 2015.

Using the Black Scholes model, the Company has assessed the financial statement presentation impact of the value ascribed to the issuance of 32,439,000 stock options to some of its executive management team members as approximately $5,402,500. The Company will recognize the expense of issuing these options using the straight-line method over the 4-year term vesting term of the options. The estimated annual expense to the Company associated with these options is:

2016 $ 688,875
2017 $ 36,089

Employment Agreements

The Company currently has no employment agreements with any named executive officer.

Director Compensation

During 2015, the Company did not pay compensation to any member of our Board of Directors for services as a Director.

Recent Market Prices for our Common Stock

Our common stock is traded on the Over-the-Counter , OTC Markets under the symbol “AWGI”.  As of January 19, 2016, there were: (i) 265 shareholders of record, without giving effect to determining the number of shareholders who hold shares in "street name" or other nominee status; (ii) 14,972,000 outstanding options to purchase shares of our common stock; (iii) outstanding 196,933,903 shares of our common stock, and (iv) 0 shares subject to registration rights.

The following table sets forth, for the fiscal quarters indicated, the high and low closing prices as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Sales Price

	High	Low
Fiscal 2015
First Quarter	$0.040	$0.016
Second Quarter	$0.047	$0.015
Third Quarter	$0.085	$0.024
Fourth Quarter	$0.032	$0.004

Fiscal 2014
First Quarter	$0.065	$0.030
Second Quarter	$0.040	$0.018
Third Quarter	$0.050	$0.020
Fourth Quarter	$0.070	$0.029

Contact Information

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of

Date: February 9, 2016

Ambient Water Corporation

        /s/   Jeff Stockdale

____________________________

By:

Director

Exhibit 3

*090204*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AMBIENT WATER CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

Amend Article III to read: The Capital Stock shall consist of 2,000,000,000 shares of common stock, $0.0001 par value, all of which shall be entitled to voting power, and 400,000,000 of preferred stock, $0.0001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designation, rights, preferences or other variations of each class or series with each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.27%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15